UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2013

TRANS ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Second Street, P.O. Box 393, St. Mary’s, West Virginia 26170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material definitive Agreement.

On February 28, 2013 (“Funding Date”), our wholly owned subsidiary, American Shale Development, Inc. (“American Shale”) amended and restated the credit agreement (hereafter the “Original Credit Agreement”) that was previously entered into on February 29, 2012 by and among American Shale, several banks and other financial institutions or entities that from time-to-time will be parties to the Credit Agreement (the “Lenders”), and Chambers Energy Management, LP as the administrative agent (“Agent “). The new credit agreement (hereafter the “A&R Credit Agreement”) was entered into among the parties in order to facilitate an increase in the principal amount of the borrowings under the facility to $75 million from $50 million. The $50 million of loans borrowed under the Original Credit agreement are classified as “Tranche A Loans” and the incremental $25 million of principal borrowings are classified as “Tranche B Loans” in the A&R Credit Agreement.

Trans Energy remains a guarantor of the A&R Credit Agreement as is Prima Oil Company, Inc. (“Prima “), another of our 100% wholly owned subsidiaries. In general, the key terms of the Original Credit Agreement will continue to apply to the Tranche A Loans under the A&R Credit Agreement. The Tranche A Loans will continue to bear interest at a per annum rate equal to the greater of 1% or LIBOR, for a three month interest period, plus 10%. The interest rate for the Tranche B Loans is the same as for the Tranche A Loans. As was the case with the Original Credit Agreement, an additional 1% per quarter may be charged on the Tranche A Loans if American Shale exceeds the maximum Consolidated Leverage Ratio, as defined in the A&R Credit Agreement, for any fiscal quarter as provided in the A&R Credit Agreement. This additional 1% will be paid in kind upon the Tranche A Loans only, and no such payment will be made upon the Tranche B Loans. Upon the occurrence of any event of default as defined in the A&R Credit Agreement, the loans will bear interest at an additional 2% per annum. Interest will continue to be due and payable monthly in arrears, on the maturity date and on the date of any prepayment of principal.

The Tranche B Loans were advanced as a single funding of $25 million on the Funding Date, February 28, 2013, once all conditions precedent were satisfied. There will be no scheduled amortization of the principal amount of the loans and all principal will be due on February 28, 2015 (the “Maturity Date”), if not accelerated before that date. The Maturity Date is the same for the Tranche A Loans and the Tranche B loans, and remains unchanged from the Original Credit Agreement. The principal amount of the loans may be prepaid, but not reborrowed. If the loans are prepaid on or prior to the first anniversary of the Funding Date, a make-whole amount will be charged equal to the sum of the remaining scheduled payments of interest with respect to the Tranche A Loans from the prepayment date through the second anniversary of the Original Funding Date (as defined in the A&R Credit agreement). There is no corresponding make-whole amount with respect to the Tranche B Loans in the event of a prepayment. American Shale will be required to pay a “Termination Fee” with respect to the Tranche B Loans upon the earliest to occur of (i) a Change of Control (as defined in the A&R Credit agreement), (ii) the exercise of the Warrant Put Option (as defined in the Warrants) and (iii) certain defaults under the A&R Credit Agreement related to seeking relief from creditors or generally being unable to repay debts as they come due. The Termination Fee will be equal to $12.5 million less all interest payments actually made with respect to the Tranche B Loans prior to such date.

Also on the funding date of the A&R Credit Agreement, Trans Energy and Prima executed an amendment (the “Guarantee Amendment”) to the Guarantee and Security Agreement that was previously executed in connection with the Original Credit Agreement. The amended Guarantee and Security Agreement continues to provide that Trans Energy and Prima will guarantee the indebtedness of American Shale under the terms of the A&R Credit Agreement, just as they did under the Original Credit Agreement.

The A&R Credit Agreement included several conditions to funding the loans on the funding date, including, among others;

•	execution and delivery of the Guarantee Amendment;

•	delivery of executed mortgage amendments and supplements;

•	delivery of legal opinion letters;

•	delivery to the Agent of executed amendments to the Warrants that were previously issued with respect to the stock of American Shale; and

•	completion of all filings, notices and approvals required to consummate related transactions.

The A&R Credit Agreement also contains representations and warranties that are common in such agreements, including, but not limited to

•	financial condition;

•	material adverse effects;

•	corporate existence;

•	corporate authorizations and powers;

•	enforceable obligations; and

•	existing indebtedness and material litigation.

Other representations and warranties relate to operations such as environmental matters, gas imbalances, hedging agreements, reserve reports, sale of production and contingent obligations. The A&R Credit Agreement also includes typical indemnification provisions.

The A&R Credit Agreement also includes certain customary affirmative covenants such as financial information, delivery requirements, operation and maintenance of properties, and books and records. Financial covenants remain the same as under the Original Credit Agreement, and include a minimum collateral coverage ratio (reserve value plus consolidated working capital to adjusted indebtedness) and minimum consolidated current ratio (consolidated current assets to consolidated current liabilities). The definition of working capital has been modified slightly in favor of American Shale in the A&R Credit Agreement in order to reflect the timing of expenditures related to the drilling new wells.

Negative covenants include limitations on indebtedness, liens, fundamental changes, dispositions of property, payment of dividends or distributions, capital expenditures, investments and transactions with affiliates. There are also limitations on hedging transactions, creation or acquisition of subsidiaries, use of proceeds, drilling without providing title opinions, amending certain documents and appointing non-approved officers or directors.

Upon the occurrence of a change of control (as defined in the A&R Credit Agreement) or other events affecting American Shale or Trans Energy, the Lenders may require American Shale to pay all of the outstanding interest, principal and fees under the A&R Credit Agreement.

The Warrants that were issued at the time of the execution of the Original Credit Agreement were amended in connection with the execution of the A&R Credit Agreement. The Warrants were amended solely because the Warrants relied on certain defined terms in the Original Credit Agreement and the A&R Credit Agreement modified these defined terms. None of the material terms of the Warrants changed as a result of their amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above which is incorporated herein by reference.

Cautionary Note about Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered “forward-looking statements,” which term is defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements. Any forward-looking statement made by us in this current report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended & Restated Credit Agreement

10.2	Form of First Amendment to the Warrant Agreement

10.3	Form of First Amendment to the Guaranty and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS ENERGY, INC.

Date: March 6, 2013	By	/S/ JOHN G. CORP

John G. Corp
President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended & Restated Credit Agreement

10.2	Form of First Amendment to the Warrant Agreement

10.3	Form of First Amendment to the Guaranty and Security Agreement